SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2003

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 683-1200

ITEM 9.  REGULATION FD DISCLOSURE

On October 11, 2003 from 6:00 am - 7:45 am EDT, top-line data from the Company’s multi-center study of PreGen-Plus versus fecal occult blood testing will be presented as part of a symposium in conjunction with the American College of Gastroenterology 2003 Annual Conference being held in Baltimore, MD.  The symposium, entitled “New Horizons and Technologies for Colorectal Cancer Screening: The Role of Stool DNA Analysis,” will feature presentations on this topic from four physicians, one of whom will be Dr. Thomas Imperiale, the lead investigator for the Company’s multi-center study.

The Company also intends to host a conference call on Monday, October 13, 2003 at 9:00 am EDT to discuss the data presented at the ACG symposium, and its impact on and applicability to PreGen-Plus and the commercialization efforts for PreGen-Plus.  A live Webcast of the conference call, as well as an archived version following the completion of the call, will be available at http://www.exactsciences.com/ by clicking on the Investor Relations link.  The conference call and Webcast are open to all interested parties.

Information for the call is as follows:

Domestic callers:            877-809-1575

PIN#:             3234266

A replay of the conference call will be available two hours following the completion of the conference call, for 48 hours.  Information for the replayis as follows:

Domestic callers:            800-642-1687

International callers:            706-645-9291

PIN #:            3234266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

October 9, 2003	By:	/s/ John A. McCarthy, Jr.
John A. McCarthy, Jr.
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer